Exhibit 8.1

List of Significant Subsidiaries and Consolidated Affiliated Entities of

RISE Education Cayman Ltd

(As of April 19, 2021)

Subsidiaries	Place of Incorporation
RISE Education Cayman III Ltd	Cayman Islands
RISE Education Cayman I Ltd	Cayman Islands
Rise IP (Cayman) Limited	Cayman Islands
Edge Franchising Co., Limited	Hong Kong
Edge Online Co., Limited	Hong Kong
Rise Education International Limited	Hong Kong
Rise (Tianjin) Education Information Consulting Co., Ltd. (瑞思(天津)教育信息咨询有限公司)	PRC

Affiliated Entity	Place of Incorporation
Beijing Step Ahead Education Technology Development Co., Ltd. (北京领语堂教育科技发展有限公司)	PRC
Beijing RISE Immersion Subject English Training School Co., Ltd. (北京瑞思学科英语培训学校有限公司)	PRC
Beijing Step Ahead RISE Education Technology Co., Ltd. (北京领语堂瑞思教育科技有限公司)	PRC
Shanghai Boyu Investment Management Co., Ltd. (上海博语投资管理有限公司)	PRC
Shanghai Riverdeep Education Information Consulting Co., Ltd. (上海瑞沃迪教育信息咨询有限公司)	PRC
Shanghai Ruiaidisi English Training School Co., Ltd. (上海瑞艾迪思英语培训学校有限公司)	PRC
Kunshan Ruiaidisi Education Technology Co., Ltd. (昆山瑞艾迪思教育科技有限公司)	PRC
Guangzhou Ruisi Education Technology Development Co., Ltd. (广州瑞司教育科技发展有限公司)	PRC
Guangzhou Liwan District Rise Education Training Center Co., Ltd. (广州市荔湾区瑞思教育培训中心有限公司)	PRC
Guangzhou Tianhe District Ruisi Education Consulting Co., Ltd. (广州市天河区瑞司教育咨询有限公司)	PRC
Shenzhen Mei Ruisi Education Management Co., Ltd. (深圳市美瑞思教育管理有限公司)	PRC
Wuxi Rise Foreign Language Training Co., Ltd. (无锡瑞思外语培训有限公司)	PRC
Wuxi Ruiying English Training Center Co., Ltd. (无锡瑞英英语培训中心有限公司)	PRC
Ruisixing (Tianjin) Travel Services Co., Ltd. (瑞思行(天津)旅行社有限公司)	PRC
Hebei Camphor Tree Information Technology Co., Ltd. (河北香樟林信息科技有限公司)	PRC
Shijiazhuang Forest Rock Education Technology Co., Ltd. (石家庄森石教育科技有限公司)	PRC
Shijiazhuang Xinhua District Zhuoshuo Training School Co., Ltd. (石家庄市新华区卓烁培训学校有限公司)	PRC
Shijiazhuang Chang’an District Jinshuo Culture Education Training School Co., Ltd. (石家庄市长安区金烁文化教育培训学校有限公司)	PRC
Foshan Nanhai District Step Ahead Education Consulting Co., Ltd. (佛山市南海区领语堂教育咨询有限公司)	PRC

Affiliated Schools	Place of Incorporation
Beijing Haidian District Step Ahead Training School (北京市海淀区领语堂培训学校)	PRC
Beijing Shijingshan District Step Ahead Training School (北京市石景山领语堂培训学校)	PRC
Beijing Changping District Step Ahead Training School (北京市昌平区领语堂培训学校)	PRC
Beijing Chaoyang District Step Ahead Training School (北京市朝阳区领语堂培训学校)	PRC
Beijing Xicheng District RISE Immersion Subject English Training School (北京市西城区瑞思学科英语培训学校)	PRC
Beijing Dongcheng District RISE Immersion Subject English Training School (北京市东城区瑞思学科英语培训学校)	PRC
Beijing Tongzhou District RISE Immersion Subject English Training School (北京市通州区瑞思学科英语培训学校)	PRC
Beijing Daxing District RISE Immersion Subject English Training School (北京市大兴区瑞思学科英语培训学校)	PRC
Beijing Fengtai District RISE Immersion Subject English Training School (北京市丰台区瑞思学科英语培训学校)	PRC
Beijing Huairou Ruida Education Training school (北京怀柔睿达教育培训学校)	PRC
Guangzhou Yuexiu District RISE Immersion Subject English Training School (广州市越秀区瑞思学科英语培训学校)	PRC
Guangzhou Haizhu District RISE Immersion Subject English Training School—Chigang (广州市海珠区瑞思学科英语培训学校)	PRC
Guangzhou Tianhe District RISE Immersion Subject English Training School (广州市天河区领语堂学科英语培训学校)	PRC
Shenzhen Futian District Rise Training Center (深圳市福田区瑞思培训中心)	PRC
Shenzhen Nanshan District Rise Training Center (深圳市南山区瑞思培训中心)	PRC
Shenzhen Luohu District Rise Education Training Center (深圳市罗湖区瑞思教育培训中心)	PRC
Shenzhen Longhua District Minzhi Rise Training Center (深圳市龙华区民治瑞思培训中心)	PRC
Shijiazhuang Xinhua District Oriental Red American Education Training School (石家庄市新华区东方红美式教育培训学校)	PRC
Shijiazhuang Yuhua District Ai Ruisi Education Training School (石家庄市裕华区艾瑞思教育培训学校)	PRC
Shijiazhuang Yuhua District Oriental Red Education Training School (石家庄市裕华区东方红教育培训学校)	PRC
Shijiazhuang Qiaoxi District Deshuo Training School Co., Ltd. (石家庄市桥西区德烁培训学校有限公司)	PRC
Shijiazhuang Yuhua District Boshuo Training School Co., Ltd. (石家庄市裕华区博烁培训学校有限公司)	PRC